Isle of Capri Casinos, Inc. Announces Executive Management Changes—Chief Accounting Officer Named; CFO to Retire

BILOXI, Miss., November 1 /PRNewswire-FirstCall/ -- Isle of Capri Casinos, Inc. (NASDAQ: ISLE) officials announced today that Donn Mitchell has been named senior vice president and chief accounting officer following the planned retirement of Rexford A. Yeisley, chief financial officer at calendar year end 2005. In his new role Mitchell’s responsibilities include overseeing the financial operations of the company’s corporate and casino properties, internal audit and information systems. Mitchell will serve as interim CFO until the company names a replacement.

“The leadership team at the Isle has always been strong and Rex has been a vital player on our team. His financial skills and knowledge have aided our corporate mission to be the best. Rex has done an excellent job of developing and maintaining strong, credible relationships with Wall Street, financial analysts and Isle shareholders alike. I am sure that our investors and partners will continue to see an exceptional level of performance by Donn and the financial team,” Bernard Goldstein, chairman and chief executive officer, said.

“Rex has served the Isle with dedication, distinction and passion since 1995. Under his tenure we have grown into one of the top ten gaming corporations in the United States. We value his expertise. Rex and Donn have worked closely together for over nine years. Donn brings extensive experience in Isle property finance and investor relations to his new role. I personally wish Rex the best as he moves into retirement and have confidence in Donn’s ability to provide financial guidance to our leadership team,” Tim Hinkley, president and COO, said.

Mitchell will begin the transition to his new role effective November 1. He joined the company in 1996 as senior director of finance and most recently served as vice president of property finance for Isle of Capri Casinos, Inc His prior experience includes serving as an audit manager for Arthur Anderson LLP in New Orleans, La. Mitchell holds a degree in accounting from the University of Southern Mississippi and is a certified public accountant.

Following his retirement, Yeisley will continue to work for the company on financial and insurance issues associated with Hurricanes Katrina and Rita. He joined the Isle of Capri Casinos, Inc. as vice president of finance, chief financial officer, treasurer and assistant secretary in December 1995 and was appointed senior vice president of finance in December 1999.

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Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 15 casinos in 13 locations. The company owns and operates riverboat and dockside casinos in Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The company also owns a 57 percent interest in and operates land-based casinos in Black Hawk (two casinos), Colorado. Isle of Capri's international gaming interests include a casino that it operates in Freeport, Grand Bahama and a two-thirds ownership interest in casinos in Dudley, Walsall and Wolverhampton, England. The company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,
Allan B. Solomon, Executive Vice President-561.995.6660
Rex Yeisley, Chief Financial Officer-228.396.7052
Jill Haynes, Director of Corporate Communication-228.396.7031

NOTE: Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com. Isle of Capri Casinos, Inc.'s home page is http://www.islecorp.com.

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